UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 9, 2019

InnerWorkings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 N. LaSalle Street, Suite 1800 Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

Registrant’s telephone number, including area code:   (312) 642-3700

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	INWK	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 1.01 Entry into a Material Definitive Agreement.
On August 9, 2019, InnerWorkings, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engaged Capital, LLC and certain of its affiliates (collectively, “Engaged Capital”).
Effective upon execution and delivery of the Cooperation Agreement, the board of directors of the Company (the “Board”) (1) increased the size of the Board from nine to 11 members, (2) appointed Kirt P. Karros and Marc Zenner (each a “New Director” and collectively, the “New Directors”) to the Board with terms expiring at the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and (3) appointed Mr. Karros to the Compensation Committee of the Board and Mr. Zenner to the Audit Committee of the Board. The Board also agreed to nominate the New Directors and seven of the nine incumbent directors for election to the Board at the 2019 Annual Meeting. Pursuant to the Cooperation Agreement, the size of the Board will be reduced from 11 to nine members immediately following the conclusion of the 2019 Annual Meeting.
The Cooperation Agreement further provides, among other things, that:

•
After the conclusion of the 2019 Annual Meeting and prior to the conclusion of the 2020 annual meeting of stockholders (the “2020 Annual Meeting”), for so long as Engaged Capital continuously beneficially owns at least the lesser of (1) 2.5% and (2) 1,298,537 shares of the Company’s then outstanding common stock (“Common Stock”), subject to adjustment for stock splits, combinations and recapitalizations (the “Ownership Minimum”), the size of the Board will not exceed nine directors, unless at least two-thirds of the directors then serving in office, including both of the New Directors, approves such increase.

•
During the term of the Cooperation Agreement and so long as Engaged Capital continuously beneficially owns at least the Ownership Minimum, Engaged Capital is entitled to recommend a replacement independent director in the event any New Director ceases to be a director of the Company for any reason unforeseen by Engaged Capital, subject to the recommendation of the Nominating and Corporate Governance Committee and the approval of the Board, neither of which can be unreasonably withheld.

•
During the term of the Cooperation Agreement, Engaged Capital will be subject to customary standstill restrictions, including with respect to acquiring beneficial ownership of more than 9.9% of the Common Stock, nominating or recommending for nomination any persons for election to the Board (except as expressly permitted by the Cooperation Agreement), submitting any proposal for consideration at any stockholder meeting and soliciting any proxy, consent or other authority to vote from stockholders or conducting any other referendum (including any “withhold,” “vote no” or similar campaign).

•
During the term of the Cooperation Agreement, Engaged Capital will vote all of its shares of the Company’s common stock at all annual and special meetings as well as in any consent solicitations of the Company’s stockholders (1) in favor of the slate of directors recommended by the Board, against the election of any director nominee not approved, recommended and nominated by the Board for election and against any removal of any director of the Board, (2) at the 2019 Annual Meeting only, in favor of the named executive officer compensation proposal, (3) at the 2019 Annual Meeting only, in favor of the ratification of the exclusive forum provision in the Company’s Second Amended and Restated By-Laws, and (4) in accordance with the Board’s recommendation for any other matter (unless Institutional Shareholder Services Inc. issues a contrary recommendation). Engaged Capital will be permitted to vote on any proposals relating to an extraordinary transaction in its sole discretion.

•	Each party agreed not to disparage the other, subject to certain exceptions.

•	Each party agreed not to institute any lawsuit against the other party, subject to certain exceptions including the seeking of remedies for a breach of the Cooperation Agreement.

•
The Cooperation Agreement will terminate on the earliest to occur of (1) 30 days before the director nomination notice deadline for the 2020 Annual Meeting, (2) 30 days prior to the first anniversary of the director nomination notice deadline for the 2019 Annual Meeting and (3) the consummation of an extraordinary transaction.

The summary above is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Pursuant to the Cooperation Agreement described above in Item 1.01, on August 9, 2019, the Board increased its size from nine to 11 directors and appointed Kirt P. Karros and Marc Zenner to the Board. The New Directors’ terms will expire at the 2019 Annual Meeting. If re-elected at the 2019 Annual Meeting, they will serve a one-year term expiring at the 2020 Annual Meeting. Mr. Karros was appointed to the Compensation Committee of the Board and Mr. Zenner was appointed to the Audit Committee of the Board.
Kirt P. Karros is the Senior Vice President, Finance and Treasurer of Hewlett Packard Enterprise. Mr. Karros previously served in the same capacity and as head of Investor Relations for Hewlett Packard Company. Prior to HP, Mr. Karros was a Principal and Managing Director of Research for Relational Investors and a member of the Investment Committee. Previously, Mr. Karros was an investment banker at Relational Advisors and was a tax manager at Arthur Andersen LLP. Mr. Karros previously served on the board of PMC-Sierra, Inc. and was a member of the Compensation Committee. Mr. Karros received a received a M.S. and B.B.A., summa cum laude, from San Diego State University. He is a Certified Public Accountant and holds the professional designation of Chartered Financial Analyst.
Marc Zenner retired from investment banking in September 2017 after having spent 10 years at J.P. Morgan and 6 years at Citigroup. At J.P. Morgan, Mr. Zenner was a Managing Director and Global Co-Head of Corporate Finance Advisory. At Citigroup, he was a Managing Director and Global Head of the Financial Strategy Group. In addition to investment banking, Mr. Zenner also had a distinguished career as a professor of finance at the University of North Carolina Chapel Hill, Kenan-Flagler Business School. Mr. Zenner received an undergraduate degree in business engineering from the Katholieke Universiteit in Leuven. He received an M.B.A. from City University in London, England, and a Ph.D. in Financial Economics from Purdue University. Mr. Zenner currently serves on the board of directors of OneSpan Inc. (Nasdaq: OSPN), where he is a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, and on the board of directors of Sentinel Energy Services (NASDAQ: STNL), where he is the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.
For their service as non-employee directors, the New Directors will be entitled to receive compensation and indemnification in accordance with the Company’s standard compensation and indemnification arrangements for non-employee directors, which are described under the heading “2018 Director Compensation—Summary of Director Compensation” in the Company’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on April 30, 2019.
Other than as described in Item 1.01 above, there are no arrangements or understandings between either of the New Directors and any other person pursuant to which either New Director was appointed as a director. Neither of the New Directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with the Cooperation Agreement, incumbent directors J. Patrick Gallagher, Jr. and Linda S. Wolf decided not to stand for re-election at the 2019 Annual Meeting.
Item 8.01 Other Events.
On August 9, 2019, the Company issued a press release announcing the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Cooperation Agreement dated August 9, 2019, by and among InnerWorkings, Inc., Engaged Capital, LLC, Engaged Capital Flagship Master Fund, LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd., Engaged Capital Holdings, LLC and Glenn W. Welling

99.1	Press Release regarding Cooperation Agreement dated August 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnerWorkings, Inc.

Dated: August 9, 2019	By:	/s/ Oren B. Azar
	Name: Title:	Oren B. Azar General Counsel